UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2005

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01. Entry into a Material Definitive Agreement

On May 27, 2005, the registrant’s Board of Directors appointed Harry Stylli, Ph.D., to serve as the registrant’s President and Chief Executive Officer effective as of June 6, 2005. The Board also elected Dr. Stylli as a Class I Director.

On May 31, 2005, the registrant and Dr. Stylli executed an agreement that provides for the employment of Dr. Stylli on an at-will basis commencing June 6, 2005 at an annual salary of $420,000. Pursuant to the employment agreement, Dr. Stylli is eligible for an annual performance bonus of up to 50% of his annual base salary. Dr. Stylli’s employment agreement provides for the grant of an inducement stock option to purchase 1,000,000 shares of the registrant’s common stock at an exercise price per share equal to the fair market value of the registrant’s common stock on his start date. The employment agreement also provides for a contingent stock option award to be granted upon the closing of any equity financing that raises aggregate gross proceeds for the registrant of at least $10 million prior to July 1, 2006. If awarded, the option will cover that number of shares of the registrant’s common stock necessary for Dr. Stylli to retain an equivalent ownership position on a fully diluted basis as that held by Dr. Stylli immediately prior to the closing of such equity financing and will have an exercise price equal to the fair market value of the registrant’s common stock on the date of closing of the equity financing. Both stock option awards have a 10-year term, with 25% of the shares subject to each grant vesting one year from the date of grant and the remainder vesting in 36 equal monthly installments thereafter, so long as Dr. Stylli continues to be employed by the registrant. Dr. Stylli’s stock options are governed by the registrant’s 1999 Stock Incentive Plan.

Pursuant to the employment agreement, Dr. Stylli is eligible to participate in the registrant’s employee benefits programs. The employment agreement also provides for term life insurance coverage of $1 million and disability insurance providing long-term coverage of $20,000 per month, provided that the additional annual cost for such term life and disability insurance does not exceed $15,000.

If Dr. Stylli’s employment is terminated by the registrant without cause or by Dr. Stylli with good reason, both as defined in Dr. Stylli’s employment agreement, Dr. Stylli is entitled to the following, subject to Dr. Stylli’s execution and delivery to the registrant of a release and waiver of claims:

(1)	base salary continuation for 12 months from the termination date;

(2)	payments equal to 50% of Dr. Stylli’s then current bonus eligibility amount, paid in equal monthly installments during the 12 month period during which Dr. Stylli is entitled to base salary continuation;

(3)	continued health benefits for 12 months from the termination date or until such earlier date that Dr. Stylli obtains new employment that provides comparable benefits; and

(4)	accelerated vesting of all stock options and other equity awards issued by the registrant by a period of 12 months after the termination date.

2.

If Dr. Stylli’s employment is terminated by the registrant without cause or by Dr. Stylli with good reason within 3 months prior to or 12 months following a change in control of the registrant, as defined in the registrant’s Change-in-Control Severance Plan, Dr. Stylli is entitled to the following, subject to Dr. Stylli’s execution and delivery to the registrant of a release and waiver of claims:

(1)	base salary continuation for 18 months from the termination date (24 months if the aggregate consideration received by the registrant’s stockholders and option holders in connection with the change in control is between $100 million and $250 million; and 36 months if the aggregate consideration received by the registrant’s stockholders and option holders in connection with the change in control is greater than $250 million);

(2)	payments equal to 150% of Dr. Stylli’s then current bonus eligibility amount, paid in equal monthly installments during the period during which Dr. Stylli is entitled to base salary continuation (200% if the aggregate consideration received by the registrant’s stockholders and option holders in connection with the change in control is between $100 million and $250 million; and 300% if the aggregate consideration received by the registrant’s stockholders and option holders in connection with the change in control is greater than $250 million);

(3)	continued health benefits for 18 months from the termination date or until such earlier date that Dr. Stylli obtains new employment that provides comparable benefits; and

(4)	accelerated vesting in full of all stock options and other equity awards issued to Dr. Stylli by the registrant.

During the first twelve months of any severance period, Dr. Stylli is required to be available to provide up to ten hours per month of consulting services to the registrant.

The description of the employment agreement set forth above is qualified in its entirety by reference to the actual terms of the employment agreement, which is filed as Exhibit 99.1 to this current report and is incorporated herein by this reference.

On May 27, 2005, the registrant amended its 1999 Stock Incentive Plan to increase the number of shares of its common stock reserved for issuance under the plan by an additional 1,000,000 shares to be used for issuances to persons not previously an employee or director of the registrant as an inducement material to such persons entering into employment with the registrant. All of this additional reserve for inducement awards was used to grant the inducement stock option to purchase 1,000,000 shares of the registrant’s common stock to Dr. Stylli pursuant to his employment agreement.

On his start date, the registrant and Dr. Stylli will enter into the registrant’s standard forms of indemnification agreement for executive officers and directors and employee proprietary information and inventions agreement, forms of which have previously been filed with the Securities and Exchange Commission.

3.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 27, 2005, the registrant’s Board of Directors appointed Harry Stylli, Ph.D., to serve as the registrant’s President and Chief Executive Officer. Dr. Stylli, who will start employment on June 6, 2005, replaces Stephen Zaniboni, the registrant’s Chief Financial Officer, who has served as the registrant’s acting Chief Executive Officer since February 2005. Mr. Zaniboni continues as the registrant’s Chief Financial Officer. The Board also elected Dr. Stylli as a Class I Director. As a Class I Director, Dr. Stylli will serve until the 2007 annual meeting of stockholders or until his earlier resignation or removal.

Dr. Stylli, age 43, served as President and Chief Executive Officer of Xencor, Inc., a privately held biotechnology company, from November 2004 to February 2005. He continues to serve as a member of Xencor’s Board of Directors. From May 2002 to July 2003, Dr. Stylli served as President and Chief Executive Officer for CovX Pharmaceuticals, a biopharmaceutical company that Dr. Stylli co-founded. From 1995 to 2001, Dr. Stylli served in various capacities, including most recently as President, for Aurora Biosciences Corporation, a drug discovery systems company that Dr. Stylli co-founded. Aurora Biosciences was acquired by Vertex Pharmaceuticals in 2001. Dr. Stylli is also a director of Molecular Insight Pharmaceuticals, Inc., a private biotechnology company, and an advisor to Nanosyn, a private medicinal chemistry company. Dr. Stylli received his bachelor’s of science degree from the University of East London, United Kingdom and his Ph.D. from London University’s Faculty of Medicine. He earned his master’s of business administration from the Open University in the United Kingdom.

The employment agreement between the registrant and Dr. Stylli is described in Item 1.01 of this current report.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Employment Agreement dated May 31, 2005 by and between the registrant and Harry Stylli, Ph.D.

4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ Stephen L. Zaniboni
Date: June 1, 2005		Stephen L. Zaniboni
Acting Chief Executive Officer
and Chief Financial Officer

5.

INDEX TO EXHIBITS

99.1 Employment	Agreement dated May 31, 2005 by and between the registrant and Harry Stylli, Ph.D.

6.